EXHIBIT 99.1

Dolphin Entertainment Reports Third Quarter Financial Results

NEW YORK and LOS ANGELES, Nov. 19, 2018 /PRNewswire/ -- Dolphin Entertainment, Inc. (NASDAQ: DLPN), a leading independent entertainment marketing and premium content production company, announces its financial results for the quarter ended September 30, 2018.

Quarterly and Recent Highlights

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Revenue for the three months ended September 30, 2018 was $5.7 million, compared to $6.8 million for the three months ended September 30, 2017.  The decrease in revenue in Q3 2018 is primarily attributable to the life cycle of a feature film that was released in October 2016 and the majority of the revenues from that film being recognized during 2016 and 2017.

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Entertainment publicity revenue of $5.7 million, compared to $5.4 million in the same period in the prior year.

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Operating loss of $(0.5) million for the three months ended September 30, 2018 as compared to operating revenue of $1.4 million in the same period in the prior year. The decrease is directly related to a decrease in production and distribution revenues of $1.4 million and an increase in (i) depreciation and amortization expense of $0.3 million related to the intangible assets of The Door; (ii) bad debt reserve of $0.2 million related to receivables from Open Road which filed for bankruptcy and (iii) increase in professional fees related to audit fees for the consolidated companies and tax advisors.

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Net income of $0.2 million for the three months ended September 30, 2018 compared to net income of $6.2 million for the same period in the prior year. Net income for the three months ended September 30, 2017 includes a gain in the change in fair value of derivative liabilities of $1.4 and gain on extinguishment of debt $3.9 million as compared to only $0.4 million of gain in change in fair value of derivative liabilities in the net income for the three months ended September 30, 2018.

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Stockholders' equity of $14.4 million as of September 30, 2018 compared to a stockholders' equity of $2.7 million on September 30, 2017.

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Acquired top lifestyle and hospitality PR agency, The Door, for aggregate consideration of up to $11 million, which includes performance-based contingent consideration of up to $7 million.

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Closed a $6.8 million public offering, including the underwriter’s overallotment. 2,265,000 shares of common stock were issued at a purchase price to the public of $3.00 per share, with no warrants attached.

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Closed a $750,000 registered direct offering of our stock and sold 250,000 shares of common stock at $3.00 per share.

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42West’s talent team added 4 veteran publicists, following the previously reported departures of three senior publicist in June 2018.

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The Door added New York icon, the Times Square Alliance, to its formidable client list and announced a significant expansion of its West Coast operations with the signing of five new California-based culinary brands as clients and the addition of a senior executive to its Los Angeles office.

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42West launched its ability to create original content for client marketing campaigns.

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On October 31, 2018, Dolphin acquired Viewpoint Creative, a full-service creative branding and production house, in an immediately accretive transaction.

Dolphin's CEO, Bill O'Dowd, commented: "We remain focused on assembling our ‘Super Group’ of previously privately-held, already profitable, best-in-class entertainment marketing companies, as evidenced by our acquisitions of The Door during the third quarter and Viewpoint in the current quarter, recognized as the third most powerful PR firm in the country and a leading full-service creative branding and production boutique, respectively. Coupled with four new hires to 42West’s Talent PR team in the third quarter, we believe that we are well positioned for continued revenue growth in 2019.”

Conference Call Information

To participate in this event, dial-in approximately 5 to 10 minutes before the beginning of the call.
Date, Time:  November 19, 2018, at 9:00 a.m. ET
Toll-free: 877-407-0782

International: 201-689-8567
Live Webcast: http://www.investorcalendar.com/event/41072

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.
Toll-free: 877-481-4010
International: 919-882-2331
Reference ID: 41072

About Dolphin Entertainment, Inc.

Dolphin Entertainment is a leading independent entertainment marketing and premium content development company. Through our subsidiaries 42West and The Door, we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the entertainment and hospitality industries. The Door and 42West are both recognized global leaders in PR services for their respective industries and, in December 2017, the New York Observer listed them, respectively, as the third and fourth most powerful PR firms of any kind in the United States. Dolphin's recent acquisition of Viewpoint Creative adds full-service creative branding and production capabilities to our marketing group. Dolphin's legacy content production business, founded by Emmy-nominated CEO Bill O'Dowd, has produced multiple feature films and award-winning digital series.

Special Note Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment's expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise.

Investor Contact:

James Carbonara
Partner, Hayden IR
james@haydenir.com
+ 1 646 755 7412

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of September 30, 2018	As of December 31, 2017
ASSETS
Current
Cash and cash equivalents	$7,112,256	$5,296,873
Restricted cash	677,354	—
Accounts receivable, net of allowance for doubtful accounts of $531,409 and $366,280, respectively.	3,412,585	3,700,618
Other current assets	367,563	422,118
Total current assets	11,569,758	9,419,609
Capitalized production costs, net	884,585	1,075,645
Intangible assets, net of accumulated amortization of $2,169,782 and $1,043,255, respectively.	9,490,218	8,506,745
Goodwill	16,614,335	12,778,860
Property, equipment and leasehold improvements, net	1,067,874	1,110,776
Investments	220,000	220,000
Deposits	475,958	485,508
Total Assets	$40,322,728	$33,597,143

(Continued)

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

(unaudited)

	As of September 30, 2018	As of December 31, 2017
LIABILITIES
Current
Accounts payable	$877,240	$1,097,006
Other current liabilities	5,585,920	6,487,819
Merger consideration payable	1,000,000	—
Line of credit	1,700,390	750,000
Put rights	3,273,448	2,446,216
Accrued compensation	2,625,000	2,500,000
Debt	2,756,392	3,987,220
Loan from related party	1,107,873	1,708,874
Deferred revenue	60,074	48,449
Convertible notes payable	625,000	800,000
Notes payable	900,000	300,000
Total current liabilities	20,511,337	20,125,584
Noncurrent
Warrant liability	—	1,441,831
Put rights	1,909,265	3,779,794
Convertible notes payable, net of debt discount	1,346,155	75,000
Notes payable	—	600,000
Contingent consideration	1,150,000	—
Deferred tax	201,740	187,537
Other noncurrent liabilities	804,143	1,311,040
Total noncurrent liabilities	5,411,303	7,395,202
Total Liabilities	25,922,640	27,520,786

Commitments and contingencies (Note 17)

STOCKHOLDERS' EQUITY
Common stock, $0.015 par value, 200,000,000 shares authorized, 13,933,540 and 10,565,789, respectively, issued and outstanding at September 30, 2018 and December 31, 2017	209,003	158,487
Preferred Stock, Series C, $0.001 par value, 50,000 shares authorized, issued and outstanding at September 30, 2018 and December 31, 2017	1,000	1,000
Additional paid in capital	105,003,434	98,816,550
Accumulated deficit	(90,813,349)	(92,899,680)
Total Stockholders' Equity	14,400,088	6,076,357
Total Liabilities and Stockholders' Equity	$40,322,728	$33,597,143

The notes to the financial statement not included here, are an integral part of the consolidated financial statements

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

	For the three months ended		For the nine months ended
	September 30		September 30
	2018	2017	2018	2017
Revenues:
Entertainment publicity	$5,720,264	$5,409,175	$16,297,466	$10,546,716
Production and distribution	—	1,398,839	427,153	4,625,801
Total revenues	5,720,264	6,808,014	16,724,619	15,172,517

Expenses:
Direct costs	333,041	427,926	1,199,165	2,927,817
Distribution and marketing	—	320,439	—	950,812
Selling, general and administrative	1,111,516	698,001	2,547,621	1,956,695
Depreciation and amortization	599,078	321,538	1,345,421	648,848
Legal and professional	601,330	208,637	1,445,818	1,098,728
Payroll	3,614,139	3,482,246	10,755,111	7,284,734
Total expenses	6,259,104	5,458,787	17,293,136	14,867,634
Income (loss) before other income (expenses)	(538,840)	1,349,227	(568,517)	304,883

Other income (expenses):
Gain (loss) on extinguishment of debt	—	3,881,444	(53,271)	3,877,277
Loss on disposal of furniture, office equipment and leasehold improvements	—	—	—	(28,025)
Acquisition costs	(182,504)	—	(217,174)	(745,272)
Change in fair value of warrant liability	—	1,396,094	—	7,685,607
Change in fair value of put rights	(110,840)	200,000	1,305,797	100,000
Change in fair value of contingent consideration	470,000	(230,000)	470,000	(346,000)
Interest expense	(277,122)	(424,187)	(810,521)	(1,273,166)
Total other income (expenses)	(100,466)	4,823,351	694,831	9,270,421
Income (loss) before income taxes	$(639,306)	$6,172,578	$126,314	$9,575,304
Income taxes	819,451	—	538,831	—
Net income	$180,145	$6,172,578	$665,145	$9,575,304

Income (Loss) per Share:
Basic	$(0.01)	$0.66	$0.05	$1.11
Diluted	$(0.01)	$0.44	$(0.04)	$0.20
Weighted average number of shares used in per share calculation
Basic	14,565,766	9,336,826	13,151,649	8,640,543
Diluted	14,565,766	10,382,818	15,255,445	9,479,840

The notes to the financial statement not included here, are an integral part of the consolidated financial statements